[OID LEGEND]


                            UGLY DUCKLING CORPORATION

No.                                                                    $
                        ---------------------------------

                                CUSIP 903512 AB 7

                      11% SUBORDINATED DEBENTURES DUE 2007
                    DATE OF ORIGINAL ISSUANCE: APRIL 20, 2000

         Ugly Duckling Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of ___________ Dollars on April 15, 2007, and to pay interest thereon from the original date of issuance or from the most recent
Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 2000, at the rate of 11% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:
                            UGLY DUCKLING CORPORATION
                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
              This is one of the Securities described in the within
                                 named Indenture

ATTEST:
BY:
               HARRIS TRUST AND SAVINGS BANK

By:
                   Authorized Signatory
SECRETARY               PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 15, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $27,500,000.

         The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof for such interest installments, all as provided in the Indenture. The Indenture provides that a notice of redemption may be given that is conditional upon the receipt by the Trustee on or prior to the Redemption Date of amounts sufficient to pay principal of, and premium, if any, and interest on, the Securities to be redeemed, and that if such amounts shall not have been so received, said notice shall be of no force and effect, the Securities to be redeemed will not become due and payable on the Redemption Date, and the Company will not be required to redeem such Securities on such date.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series are subordinate in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of any Holders in certain limited cases, and with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected subject to certain exceptions. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM       - as tenants in common                          UNIF GIFT MIN ACT -______Custodian _______
TEN ENT       - as tenants by the entireties                                    (Cust)            (Minor)
JT TEN        - as joint tenants with right of                     under Uniform Gifts to Minors Act
               survivorship and not as tenants                                _____________
               in common                                                         (State)

              Additional abbreviations may also be used though not
                               in the above list.

                                   ASSIGNMENT

For value received  _________________________________  hereby sell(s), assign(s)
                              and transfer(s) unto

(Please insert name,  address and social security or other identifying number of assignee)

$__________________ of the within Security,  and hereby irrevocably  constitutes and appoints

attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:


                                                               Signature(s)
                                                          Signature(s)  must  be
                                                          guaranteed    by    an
                                                          eligible     Guarantor
                                                          Institution    (banks,
                                                          stock brokers, savings
                                                          and loan  associations
                                                          and   credit   unions)
                                                          with  membership in an
                                                          approved     signature
                                                          guarantee    medallion
                                                          program   pursuant  to
                                                          Securities         and
                                                          Exchange    Commission
                                                          Rule 17Ad-15.


                                                          Signature Guarantee

         NOTICE: The signature(s) on the assignment must correspond with the name(s) as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.